UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 14, 2017

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Bryn Mawr Bank Corporation

(Exact Name of Registrant as specified in its charter)

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Pennsylvania	001-35746	23-2434506
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

801 Lancaster Avenue, Bryn Mawr, PA   19010

Registrant's telephone number, including area code: 610-525-1700

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Amendment of Merger Agreement

As previously disclosed, on January 30, 2017, Bryn Mawr Bank Corporation (the “Company” or “BMBC”), the parent company of The Bryn Mawr Trust Company (“BMT” and together with BMBC, “Bryn Mawr Trust”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Royal Bancshares of Pennsylvania, Inc. (“RBPI”), the parent company of Royal Bank America (“RBA”), pursuant to which RBPI will merge with and into BMBC (the “Merger”), and thereafter RBA will be merged with and into BMT (the “Bank Merger”). The Merger and the Bank Merger were completed on December 15, 2017.

Pursuant to the Merger Agreement, a current director of RBPI was appointed to each of BMBC’s and BMT’s boards of directors, as of the effective time of the Merger. The Merger Agreement originally contemplated that such director’s initial term on such boards would expire at the time of the 2018 annual meeting of shareholders of the Company, and he would be re-nominated for election by the shareholders for an additional term. On December 14, 2017, BMBC and RBPI entered into Amendment No.1 to the Merger Agreement, pursuant to which the parties agreed that the director’s initial term on both boards would expire at the time of the 2020 annual meeting of shareholders of the Company, and he will be re-nominated for election by the shareholders for an additional term, subject to the fiduciary duties of the board of directors of BMBC and any applicable eligibility requirements set forth in BMBC’s formation documents, nominating and governance committee guidelines and applicable law, such that the director will have the opportunity to serve at least four years on each board.

The foregoing summary is not complete and is qualified in its entirety by reference to the complete text of Amendment No.1 to the Merger Agreement, which is filed as Exhibit 2.1 to this Form 8-K.

Item 2.01 Completion of Acquisition or Disposition of Assets

Under the terms of the Merger Agreement, as of the effective time of the Merger (the “Effective Time”), Class A shareholders of RBPI are entitled to receive 0.1025 shares of the Company’s common stock for each share of RBPI Class A common stock held, and Class B shareholders of RBPI are entitled to receive 0.1179 shares of the Company’s common stock for each share of RBPI Class B common stock held. In addition, under the terms of the Merger Agreement, all options to purchase RBPI Class A common stock were cashed out.

In connection with the Merger, on December 14, 2017, the boards of directors of BMBC and BMT each authorized their board size to increase by one member, and, effective upon the completion of the mergers contemplated by the Merger Agreement, each of the boards of directors appointed F. Kevin Tylus (“Mr. Tylus”), former President and Chief Executive Officer of RBPI, to the vacancy created thereby.  Mr. Tylus is expected to serve on the board Wealth and Risk Management committees.

The foregoing description of the Merger, the Bank Merger and the Merger Agreement, as amended, does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Form 8-K, as amended, filed on January 31, 2017, the Amendment No. 1 to the Merger Agreement, dated December 15, 2017, which is filed as Exhibit 2.1 to this Form 8-K, the descriptions set forth in Items 1.01 and 5.02 of this Form 8-K, each of which is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

Appointment of F. Kevin Tylus as Director to each of BMBC’s and BMT’s Boards

Pursuant to the terms of the Merger Agreement, Mr. Tylus was appointed as a director to each of BMBC’s and BMT’s boards of directors effective immediately upon consummation of the Merger and the Bank Merger on December 15, 2017. Mr. Tylus’s initial term on each board will expire at the time of the 2020 annual meeting of shareholders of BMBC. Following his initial term, Mr. Tylus will be re-nominated for an additional term on each such board, subject to the fiduciary duties of the board of directors of BMBC and any applicable eligibility requirements set forth in BMBC’s formation documents, nominating and governance committee guidelines and applicable law, such that Mr. Tylus will have the opportunity to serve at least four years on each such board.

Appointment of F. Kevin Tylus as President of BMT

Also on December 15, 2017, BMT entered into an Employment Letter Agreement with Mr. Tylus (the “Tylus Employment Agreement”) pursuant to which Mr. Tylus was named President of BMT. Mr. Tylus will report directly to Francis J. Leto, who will remain President and Chief Executive Officer of BMBC, and Chief Executive Officer of BMT. Mr. Tylus was also granted 4,535 time based Restricted Stock Units on BMBC’s standard Form of Restricted Stock Unit Agreement, which are subject to a one year cliff vesting provision.

Pursuant to the Tylus Employment Agreement, Mr. Tylus’s annual salary, as may be adjusted from time to time in BMT’s discretion, will be $375,000. Mr. Tylus will be eligible to earn annual bonuses as determined by the Management Development and Compensation Committee of the board of directors of BMT, and will be entitled to participate in all of BMT’s employee benefit plans and arrangements that are generally available to executives and key management, and to receive reimbursement for reasonable expenses incurred in performance of his duties. Pursuant to the Tylus Employment Agreement, Mr. Tylus’s employment is on an at-will basis. The Tylus Employment Agreement contains certain restrictive covenants including non-solicitation of employees and clients, noncompetition, and confidentiality covenants.

As part of his employment package, Mr. Tylus is also entering into BMT’s standard form of Executive Change-of-Control Severance Agreement ("Severance Agreement"). The Severance Agreement provides for Mr. Tylus to receive certain severance payments and benefits if he is subject to a Termination upon Change of Control, as described below and more fully defined in the Severance Agreement. Pursuant to the Severance Agreement, a Termination upon Change of Control will occur in the event that Mr. Tylus is subject to, within two (2) years after a Change of Control, a Separation from Service that is either (i) initiated by BMT for any reason other than Mr. Tylus’s continuous illness, injury or incapacity for a period of six consecutive months or for "cause," as defined therein, or (ii) initiated by Mr. Tylus following (a) a significant reduction of his authority, duties or responsibilities; (b) any removal from his position as an officer of BMT; (c) any reduction in his Base Salary, as defined; (d) any revocation or modification of the AIP (annual incentive plan as more fully described in the Severance Agreement) or Stock Plan, as defined therein, or any action taken pursuant to the terms of either plan, which, subject to certain limitations, materially (x) reduces Mr. Tylus’s compensation thereunder, or (y) increases the compensation payable to other participants but not to Mr. Tylus ; (e) a transfer of Mr. Tylus to a location outside of Bryn Mawr, PA, the general area of Mr. Tylus 's principal place of business, or reasonable commuting distance; (f) any substantial increase in Mr. Tylus 's business travel requirements; or (g) the failure of BMT to require any successor of BMT to become jointly and severally obligated with BMT to perform the Severance Agreement.

In the event of such a Termination upon Change of Control, BMT or any successor thereto, will be obligated to pay to Mr. Tylus (i) cash equal to three (3) times Mr. Tylus’s Base Salary in effect either immediately prior to the Separation from Service or immediately prior to the Change of Control, whichever is higher; (ii) the cash value of any unused PTO pay; and (iv) all awards and payments earned by Mr. Tylus under any annual incentive plan, both in respect of complete plan periods any incomplete fiscal year periods, prior to the Termination Date, as defined therein. For a period of thirty-six months after the Termination Date, BMT must also provide medical, dental, life and disability insurance benefits, and payment for reasonable career counseling services. Mr. Tylus is not required to mitigate the amount of any payment or benefit provided for in the Severance Agreement by seeking other employment or otherwise.

To the extent that the payments made pursuant to the Severance Agreement, when aggregated with all other payments made to Mr. Tylus by BMT, will be deemed an "excess parachute payment" in accordance with Section 280G of the Internal Revenue Code of 1986, as amended, and be subject to the excise tax provided under Section 4999 thereof, all sums payable under the Severance Agreement will be reduced in such manner and to such extent so that no "excess parachute payment" shall be made. In the event that a reduction of payment is necessary, Mr. Tylus in his sole discretion shall determine which and how much of the payments to be made under the Severance Agreement shall be eliminated or reduced. Any payments made under the Severance Agreement will be made instead of, and not in addition to, severance payments to which Mr. Tylus would be entitled to under the Tylus Employment Agreement.

The term of the Severance Agreement is initially three (3) years to be automatically extended for additional one-year periods unless at least one (1) year's written notice of termination is provided to Mr. Tylus by BMT, provided that (i) after a Change of Control during the term of the Severance Agreement, the Severance Agreement is to remain in effect for a period of two (2) years and until all of the obligations of the parties thereunder are satisfied or have expired, and (ii) the Severance Agreement terminates automatically if, prior to the Change of Control, Mr. Tylus’s employment with the BMT terminates for any reason.

The foregoing summaries of the Tylus Employment Agreement and Severance Agreement are not complete and are qualified in their entirety by reference to the complete text of such documents. The Tylus Employment Agreement is filed as Exhibit 10.1 hereto and BMT’s standard form of Executive Change-of-Control Severance Agreement is filed as Exhibit 10.2 hereto, and each are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

Attached hereto as Exhibit 99.1 is a copy of the press release issued by the Company on December 15, 2017 announcing the completion of the Merger.

Attached hereto as Exhibit 99.2 is a copy of the press release issued by the Company on December 15, 2017 announcing the appointment of Kevin Tylus as President of BMT.

The information under Item 7.01 and in Exhibits 99.1 and 99.2 to this Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, or otherwise subject to the liabilities thereof, nor shall it be deemed to be incorporated by reference in any filing under the Securities and Exchange Act of 1934 or under the Securities Act of 1933, except to the extent specifically provided in any such filing.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 days after the date upon which this Current Report on Form 8-K was required to be filed with the SEC.

(b) Pro Forma Financial Information.

Pro forma financial information required will be filed by amendment within 71 days after the date upon which this Current Report on Form 8-K was required to be filed with the SEC.

(d) Exhibits.

Exhibit Number	Description

2.1	Amendment No. 1 to Agreement and Plan of Merger, dated December, 14, 2017, by and between Bryn Mawr Bank Corporation and Royal Bancshares of Pennsylvania, Inc.

10.1	Employment Letter Agreement, dated December 15, 2017, by and between The Bryn Mawr Trust Company and F. Kevin Tylus

10.2	BMT Standard Form of Executive Change-of-Control Severance Agreement

99.1	Press Release of the Company, dated December 15, 2017 – Merger Closing
99.2	Press Release of the Company, dated December 15, 2017 – Tylus Announcement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRYN MAWR BANK CORPORATION

Date: December 15, 2017	By:	/s/ Michael W. Harrington
Michael W. Harrington
Chief Financial Officer